                                  EXHIBIT 10.2

2/20/96

                      FRAME CONTRACT BANKOMAT 24/AT&T/1/96
             This Frame Contract ("Contract") is concluded between

               AT&T GLOBAL INFORMATION SOLUTIONS POLSKA, SP.Z.O.O
                                01-687 Warszawa
                               ul.Lektykarska 29

          registration - District Court for the capital city of Warsaw in the XVI Economic Department
                           under the number RHB 26954

                                REPRESENTED BY:
                        KRZYSZTOF GAJOR AND ROGER HEINZ
                     hereinafter referred to as "AT&T GIS"

                                      and

                              BANKOMAT 24, SP.ZO.O
                           65-79 Jerozolimski Avenue
                              00-697 Warsaw Poland

                                REPRESENTED BY:


                                ................


                    hereinafter referred to as "BANKOMAT 24"
  AT&T GIS and Bankomat 24 are sometimes referred to individually as a "Party"
                       and collectively as the "Parties."

THIS CONTRACT INCLUDES:

Article 1    Scope of this Contract
Article 2    Prices
Article 3    Payment terms
Article 4    Terms of equipment delivery and transfer of risk
Article 5    Ownership right/transfer of title
Article 6    Installation and transfer of equipment
Article 7    Acceptance of works
Article 8    Guarantee
Article 9    Force majeure
Article 10   Arbitration
Article 11   Non-Disclosure
Article 12   Summary


Exhibit 1     Delivery contract AT&T GIS/Bankomat 24/2/96

Exhibit 2     The agreed configuration and prices for the present contract


Enclosure 1   Reception Protocol

Enclosure 2   Installation Protocol

                                   ARTICLE I

                            SCOPE OF THIS AGREEMENT

Section 1. This Contract covers delivery and installation of 400 Automatic Teller Machines ("ATMs") in Central and Eastern Europe, together with software and training supplied by AT&T GIS or it's legal succesors to Bankomat 24 or its sister or parent company during the period 1996 to 1998. Bankomat 24 shall order the ATMs during this period by execution of separate delivery contracts in the form attached as Exhibit 1 ("Delivery Contracts").

Section 2. AT&T GIS acknowledges that the purchaser of ATM's under this Contract may, at the option of Bankomat 24, be Bankomat 24, any affiliate of Bankomat 24 or a financing or leasing company (the "Leasing Company") which has granted financing to Bankomat 24 for the purpose of acquiring ATMs under this Contract. AT&T GIS agrees to make amendments to the terms of this Contract and the Delivery Contracts as necessary to comply with the terms required by any such Leasing Company.

                                   ARTICLE 2

                                     PRICES

Section 1. AT&T GIS ensures Bankomat 24 that it shall apply its catalogue prices, less a discount that is at least equal to the percentage discount established for current catalogue prices, attached as Exhibit 2. The prices for each order of ATMs shall be confirmed in each Delivery Contract. Prices are established in US dollars.

Section 2. Bankomat 24 shall purchase at least 400 ATMs under this Contract at the prices defined herein before the end of 1998, provided that the purchase obligation shall not apply if AT&T GIS fails in fulfilling its contract obligations or such failure occurs in the quality of the product(s) or delivery of service(s) which causes a disruption in Bankomat 24 delivery consistent quality services to its customers. Until Bankomat 24 has purchased 400 ATM's hereunder or until

December 31, 1998, whichever is earlier, Bankomat 24 may not purchase for installation in Poland any ATM's from another supplier, provided that it may purchase used ATM's from financial institutions and from other customers of Bankomat 24 when such customers are making such purchase a conditions of Bankomat's rendering service to such customers. The restriction on Bankomat 24 from purchasing ATMs from another supplier as provided in the preceding sentence shall be the sole sanction on Bankomat 24 for any failure of Bankomat 24 to purchase the defined quantity of ATMs hereunder. AT&T GIS acknowledges, further, that Bankomat 24 may purchase ATMs from IBM under existing arrangements with IBM or when the technical conditions at an Installation Site, as hereinafter defined, are such that an AT&T GIS ATM cannot be used at such Installation Site.

Section 3. For a period of two years commencing on the date of the delivery of each AT&T GIS ATM hereunder, Bankomat 24 shall not resell such AT&T GIS ATM at a price which is less than the purchase price of such ATMs purchased by Bankomat 24 without the prior written approval of AT&T GIS. This provision shall not restrict Bankomat 24 from reselling ATMs to its affiliates or from reselling any used non AT&T GIS ATMs.

Section 4. The price of the equipment and software includes delivery to the site which has been designated by Bankomat 24 as the place of installation of the ATM (the "Installation Site") not later than two weeks before the planned delivery, together with packaging, unpacking assembly, short training regarding the start up of the ATM, testing and insurance up to the time of transfer of risk as provided in Article 4, Section 5. The price of the equipment and software does not include any construction or preparation work required at the Installation Site related to installation of the ATM.

Section 5. Prices for ATMs purchased under this Contract may be revised if AT&T GIS discontinues manufacture of a model and replaces it with another, provided that the percentage discount against the list price granted to Bankomat 24 shall not be less than the percentage applied to the corresponding model at the time of this contract, as reflected in Exhibit 2.

Section 6. The given prices do not include customs duties and VAT tax, which will be paid by Bankomat 24. AT&T GIS will customs clear ATMs on behalf of Bankomat 24, under powers of attorney granted by Bankomat 24 to AT&T GIS. The base of customs and duty fees' calculation will be the contract prices.

Section 7. AT&T GIS may revise its prices if an unforeseeable change occurs in the legislation of Poland which substantially increases the cost to AT&T GIS of manufacture of the ATMs. In the event AT&T GIS increases its prices under this Contract, Bankomat 24 will have the option of either accepting such price increase or terminating this Contract.

                                   ARTICLE 3

                                 PAYMENT TERMS

Section 1.     Bankomat 24 shall pay AT&T GIS as follows:

Section 1.1. Fees for training ordered by Bankomat 24 in addition to start up training shall be paid in full within 14 days after receiving the commercial invoice or the completion of the training, whichever is later.

Section 1.2. Twenty per cent (20%) of the purchase price of equipment and software covered by a Delivery Contract shall be paid within 14 days after the date on which such Delivery Contract is confirmed, by transfer to the account identified by AT&T GIS.

Section 1.3. Seventy per cent (70%) of the purchase price of equipment and software covered by a Delivery Contract shall be paid within 14 days after AT&T GIS submits to Bankomat 24 the VAT invoice for installed ATMs, which shall occur after both parties have executed the Reception Protocol for such ATMs, as hereinafter defined, but not later than six weeks after AT&T GIS has given Bankomat 24 notice that the ATMs concerned are ready for delivery to their designated Installation Sites (the "Delivery Notice"). Partial shipments and payments under a Delivery Contract are permissible.

Section 1.4. The remaining ten per cent (10%) of the purchase price for the equipment and software shall be paid within 14 days after signing the Installation Protocol (Enclosure 2) in accordance with Article 7, but not later than 2 months after the Delivery Notice has been given. This installment shall be payable within such 2 month period if technical acceptance of the ATM cannot be completed due to Bankomat 24's fault.

Section 1.5. Amounts due under this Contract shall be paid to the account identified by AT&T GIS in USD.

Section 2. The parties may, by mutual agreement, notify the payment terms provided herein.

Section 3. If Bankomat 24 fails to make payment when due, it shall pay a penalty in the amount of 0,1% of costs of amount unpaid for each day payment is late.

Section 4. The penalties provided in this Contract are not the exclusive remedies for default, and the Parties may pursue any other remedies permitted under general rules of law.


                                   ARTICLE 4

                TERMS OF EQUIPMENT DELIVERY AND TRANSFER OF RISK

Section 1. Responsibility for, and the cost of, packaging and marking the ATMs sold hereunder shall be borne by AT&T GIS.

Section 2. AT&T GIS shall be responsible for insuring the ATMs during the period up to and including the time of Risk Transfer (as hereinafter defined). All costs for such insurance costs shall be borne by AT&T.

Section 3. AT&T GIS supervises the correct unloading of goods. Unloading costs are borne by Bankomat 24.

Section 4. AT&T GIS shall prepare the ATMs for delivery to each Installation Site (including unpacking, assembly and testing) at its own assembly platform (the "AT&T GIS Platform"). It shall give a Delivery Notice to Bankomat 24 when each ATM is ready for delivery to the Installation Site for which such ATM has been ordered. Bankomat 24 shall then notify AT&T GIS that the Installation Site is ready and the Parties shall coordinate installation as described in Article 6. Installation (and final delivery of Bankomat 24) shall be complete when the ATM has been connected to the Bankomat 24 network, is "on line," the tests described in Article 6 have been successfully completed and the Installation

Protocol has been executed. In the event that Bankomat 24 has not successfully installed its communication system prior to completion to that what is described above and all the necessary tests had been completed, the ATM installation will have then been named complete after 24 hours of completion of the Installation Protocol.

Section 5. Transfer of risk of loss of the ATMs to Bankomat 24 ("Risk Transfer") shall occur after delivery.


                                   ARTICLE 5

                       OWNERSHIP RIGHT/TRANSFER OF TITLE

SECTION 1. The ATMs shall remain in the ownership of AT&T GIS until full payment of the purchase price has been made. Upon completion of payment, ownership will be transferred to Bankomat 24.

SECTION 2. Until the transfer of ownership to AT&T GIS, Bankomat 24 will treat the ATMs with due care and shall not take any actions which are inconsistent with AT&T's ownership.

SECTION 3. Know-how connected with the ATMs constitute the intellectual property of AT&T GIS. This provision shall not affect Bankomat 24's know-how associated with its ATM network.


                                   ARTICLE 6

                     INSTALLATION AND TRANSFER OF EQUIPMENT

SECTION 1. Bankomat 24 is responsible for the technical preparation of the Installation Sites in order to permit scheduled installation, in accordance with the requirements of AT&T.

SECTION 2. AT&T shall notify Bankomat of its requirements regarding the Installation Sites immediately after execution of this Contract. The cost of preparation of the Installation Site shall be borne by Bankomat 24.

Section 3. AT&T shall carry out the installation of the equipment within eight work days from the time Bankomat 24 notifies AT&T GIS that the Installation Site is ready, provided such sites are, in fact, ready.

Upon completion of the preliminary installation, a test corresponding to AT&T's standard test program shall be conducted in order to check the technical and operational functioning of the ATM, and an actual cash withdrawal transaction will be attempted. The first 10 ATMs must meet this provision. There after an actual cash withdrawal is not required unless AT&T has a greater than 2 failures with an actual cash withdrawal. With the exception of the first 5 ATMs Bankomat 24 commits itself to loading the cash for an ATM cash withdrawal test within 4 hours of completion of installation, provided AT&T meets its installation deadline. If the results of such tests are not successful, AT&T GIS shall take actions aiming at correcting the operation of the ATM, and the tests shall be repeated. When the results of the tests are successful, a protocol in the form attached as Exhibit 2 (the "Installation Protocol") shall be and signed by AT&T GIS and Bankomat 24.

Section 4. Completeness of the delivery shall be checked by AT&T GIS and Bankomat 24.

Section 5. In the event the ATMs do not correspond in any fashion to the specifications of a Delivery Contract and such failure does not impair the temporary use of the ATM by Bankomat 24 (such as when components of the ATM do not correspond to specifications), AT&T GIS will rectify such failure within four weeks from the date of notification by Bankomat 24 of such failure.

Section 6. Damaged encryption modules shall be repaired, and those incompatible with the contract specification exchanged by AT&T GIS, within four weeks from the date Bankomat notifies AT&T GIS of the damage.

                                   ARTICLE 7

                              ACCEPTANCE OF WORKS



Section 1. The Installation Protocol signed by AT&T GIS and Bankomat 24 shall be the basis for stating that the order was fulfilled.

Section 2.      The following protocols shall be executed:

- 1 protocol concerning the delivery of the equipment in accordance with the specification (the "Reception Protocol") presented in enclosure No. 1.

- 1 protocol concerning the installation of the equipment and standard software, together with documentation (the "Installation Protocol").


                                   ARTICLE 8

                                    WARRANTY


AT&T GIS is responsible for delivering the ATMs and software provided by AT&T in a faultless condition and their proper installation. AT&T GIS grants a warranty on the ATMs, all ATM sub-assemblies together with software, for a period of 12 months as provided in this Article. AT&T GIS warrants the proper operation of the whole system in accordance with conditions and configuration presented in the orders.

Section 1. The warranty for the purchased equipment is valid from the date of completion of installation of the ATM, as confirmed in the Installation Protocol, provided that the guarantee period shall begin not later than two months after a Delivery Notice was given, if the delay of installation is the fault of Bankomat 24.

Section 2. If there are defects in the products sold hereunder during the warranty period, AT&T GIS is obliged to repair or, if required, replace the products or parts of the products. The warranty also covers replaced parts during the warranty period. The original parts which have been replaced shall be returned to AT&T GIS at AT&T GIS's expense.

Section 3. The time for repairing a fault shall not exceed 48 hours from the moment AT&T GIS is informed of such fault. At the moment of Bankomat 24 having a total of 100 ATMs located in Poland the time for repairing a fault shall not exceed 24 hours. Four hours after the notification, AT&T GIS shall present Bankomat 24 information on the nature of the fault, the action that will be taken to repair the fault and the amount of time necessary for the repair (so called reaction time). Notice of any fault shall be submitted in a written form
(fax) by the ATM system operator in the Head Office of Bankomat 24, as identified to AT&T GIS from time to time. Notifications concerning faults shall be accepted from 8:00 AM to 22:00 PM. Notifications given after 22:00 shall be treated as a notification accepted at 8:00 AM on the following day. Confirmation of the acceptance of the given notification shall be sent to the Head Office of Bankomat 24 no later than 1 hour after notification is sent by Bankomat 24. A response concerning notification regarding an error in Bankomat 24's systems software shall be given within one week of receipt of notification. Such response shall contain an indication of the amount of time which will be necessary to rectify the problem.

Section 4. The warranty does not cover faults resulting from improper use or maintenance of ATMs.

Section 5. The warranty shall not cover faults that are caused by the use of materials that are not in conformity with AT&T GIS standards. Use of AT&T GIS materials is recommended, but are not required, as long as the materials used comply with AT&T GIS standards. AT&T GIS shall deliver a list of recommended exploitation materials when this Contract is signed.

Section 6. AT&T GIS does not bear responsibility if improper or faulty commands are sent to the ATM from Bankomat 24 including: state tables, FIT tables, screens and configuration data. AT&T GIS does not bear responsibility for interference with and modification of the ATM S4 system and communication software carried out by Bankomat 24 in a fashion that is not in conformity with procedures described in AT&T documentation, including the following:

        * modification of graphic screens (PCX standard)
        * adding new graphic screens
        * change/ introduction of new sets of marks or letters
        * change in the communication protocol
        * change in parameters of the communication protocol

The preceding provision will supply when changes in the base application were conducted by Bankomat 24.

Section 7. Notifications concerning guarantee repairs should be submitted by telex or fax to the following address:

                           AT&T GIS Polska Sp. z.o.o.
                           Warsaw, ul Lektykarska 29
                            tel. 330449, fax 335871

Section 8. AT&T GIS is obliged to keep a reserve of spare parts and necessary materials for maintenance and repair of the ATMs, for a period of seven years from the date of delivery (such sale to be made according to catalogue prices).


                                   Article 9
                                 FORCE MAJEURE

Section 1. In the case of occurrence of force majeure, the time for performance provided under this Contract shall be extended by the duration of the force majeure condition.

Section 2. If the force majeure condition continues for a period longer than six months, either Party may terminate this Contract. The Parties may, by mutual agreement, extend or modify this Contract.

Section 3. The Parties shall immediately inform each other by telex or in a written form about the occurrence of a force majeure condition.

Section 4. All events that are impossible to foresee or, if foreseeable, which are beyond their influence, and which in full or part make fulfillment of Contract terms impossible or unduly burdensome shall be treated as force majeure. Examples of force majeure include, but are not limited to natural disasters, fire, flood, explosions, strikes, disturbances or war.

                                   ARTICLE 10

                               ARBITRATION COURT

Section 1. If any disputes arise in connection with this Contract, the Parties shall attempt to settle the dispute out of court. If resolution of the dispute is not possible, the dispute shall be submitted to and finally settled by the Polish Arbitration Court of the National Chamber of Commerce.

Section 2. If either of the Parties makes a demand for arbitration, such Party shall inform the other Party of such demand by registered letter, notifying the other Party of the identity of the arbitrator chosen by it. The other party shall within two weeks from the date of receipt of such letter, appoint an arbitrator on its part. The Arbitrators of both Parties shall, in a term of one month from the date of choosing the second arbitrator, appoint a third arbitrator, who shall be the chairman of the arbitration panel.

Section 3. If Parties do not fulfil their obligation to appoint arbitrators as provided above or if the appointed arbitrators are not to agree on the chairman in the required period, the Chairman of the Arbitration Court of the National Chamber of Commerce shall appoint, at the demand of one of the Parties, the arbitrator and/or Chairman. The arbitration shall be conducted in accordance with the Arbitration Rules and Regulations of the Commission of the International Commerce Law of the United Nations from December 15, 1976 (UNCITRAL).

Section 4. The application to the Arbitration Court and the decision of the Arbitration Court shall be in the Polish language.

Section 5. The arbitration take place in Warsaw and Polish law shall be used in the interpretation of this Contract and the settlement of disputes. The decision of the Arbitration Court is final and binding on both Parties and is not subject to appeal.

                                   ARTICLE 11

                                 NON-DISCLOSURE

Bankomat 24 and AT&T GIS agree not to disclose to third parties any information relating to the content of their negotiations and present Contract.

                                   ARTICLE 12

                                 MISCELLANEOUS

Section 1. In order to be valid, changes, supplements and modifications of the Contract shall be in written form and signed by authorized representatives of both parties.

Section 2.   This Contract has been prepared in two identical copies.

Section 3. The term of this Contract can be extended by mutual agreement of the Parties.



AT&T GIS Polska Sp. z o. o.             Bankomat 24

Date:  96.02.20                         Date:  96.02.20


/s/ Krzyszrof Gajor                     /s/ Dennis H. Depenbush
-----------------------                 --------------------------
Krzyszrof Gajor                         Dennis H. Depenbush

General Manager,                        Operations Director

AT&T GIS Polska Sp. z o. o.             Bankomat 24 Sp z o. o.

                                        Bankomat 24 Sp z o. o.
                                          Al, Jerozolirnskie 65/79
                                               LIM suite 1218
                                              00-697 Warszawa
                                            Tel.: 630-68-70/71
                                             N-P, 526-10-30-333


/s/ Roger Heinz
------------------
Roger Heinz

Sales Director

AT&T GIS Polska Sp. z o. o.             /.............../

EXHIBIT NO 1 TO THE FRAME CONTRACT BANKOMAT 24/AT&T GIS/1/96





THE DELIVERY CONTRACT BANKOMAT 24/AT&T GIS 2/96

                  DELIVERY CONTRACT BANKOMAT 24/AT&T GIS/2/96

concluded between

the company

              AT&T GLOBAL INFORMATION SOLUTIONS POLSKA, Sp. z o.o.

                                01-687 Warszawa

                               ul. Lektykarska 29

          registration - District Court for the capital city of Warsaw in the XVI Economic Department

                           under the number RHB 26954

represented by:

                         KRZYSZTOF GAJOR AND ROGER HEINZ

later called ,,AT&T GIS''

and

                                 BANKOMAT 24..

                           65-79 Jerozolimskie Avenue

                              00-697 Warsaw Poland

represented by:

later called ,,BANKOMAT 24''

The contract includes:

        Article 1       Scope of the contract

        Article 2       Prices

        Article 3       Time and place of delivery

        Article 4       Documentation

        Article 5       Non-Disclosure

        Article 6       Summary

Enclosures:

Enclosure No. 1 Order Specification.

Enclosure No. 2 List of Documentation.

                                   ARTICLE 1

                             SCOPE OF THE CONTRACT

The present contract covers delivery and installation of 50 Automated Teller Machines (ATM), together with software and training supplied by the firm AT&T GIS for Bankomat 24, in accordance with orders being integral part of the present contract. This contract is a part of the Frame Contract Bankomat 24/AT&T GIS/1/96 between the parties.

                                   ARTICLE 2

                                     PRICES

section 1. AT&T GIS ensures Bankomat 24 that it shall only use prices from the
Exhibit 2 to the Frame Contract. Prices are defined in USD (USA dollars).

section 2. The present contract covers the delivery of 50 AT&T GIS ATMs, together with documentation, software and training. The total value of the contract amounts to: 1 175 670,- USD (SAY: ONE MILLION ONE HUNDRED SEVENTY FIVE THOUSAND SIX HUNDRED SEVENTY DOLLARS)

section 3. Prices, with each configuration given separately, are shown in the
Exhibit 2 to the Frame Contract.

section 4. The model mix and the description of other services for the above stated price is given in the Enclosure No 1 to the present Contract. Bankomat 24 has the right to change the model mix, which will have an influence on Contract Price in a term of not later than two months before planned delivery (except the change to AT&T 5688).

section 5. The 20% prepayment for the present contract shall be paid not later than 30 days after signature. All other payment terms and conditions written in the frame contract remain valid for this contract.

                                   ARTICLE 3

                           TIME AND PLACE OF DELIVERY

Section 1. AT&T GIS commits itself to start deliveries to Bankomat 24 ATMs mentioned in article 1, in a term of 3 months from the day of signing the present contract.

Section 2. The equipment and software specified in the present order shall be delivered to places presented by Bankomat 24. Bankomat 24 shall present addresses where the ATMs shall be installed not later than 2 weeks before the planned delivery.

                                   ARTICLE 4

                                 DOCUMENTATION

Section 1. AT&T GIS shall deliver 2 sets of the necessary equipment and software documentation to Bankomat 24. The list of documentation is included in the Enclosure No 2

Section 2. The system documentation should be delivered not later than with the equipment.

                                   ARTICLE 5

                                 NON-DISCLOSURE

Bankomat 24 and AT&T GIS agree not to disclose to third parties any information relating to the content of their negotiations and present contract.

                                   ARTICLE 6

                                    SUMMARY

Section 1. In order to be valid, changes, supplementations and modifications of the contract require a written form and signatures by authorised representatives of both parties.

Section 2.      The contract has been prepared in two identical copies.

Section 3. The validity of the contract can be prolonged on the basis of an agreement between the agreeing parties.


AT&T GIS Polska Sp. z o.o.                      Bankomat 24

Date:  96.02.20                                 Date:  96.02.20


/s/ KRZYSZTOF GAJOR                             /s/ DENNIS H. DEPENBUSH
---------------------------                     -------------------------
Krzysztof Gajor                                 Dennis H. Depenbush

General Manager,                               Operations Director

AT&T GIS Polska Sp. z o.o.                      Bankomat 24  Sp. z o.o.
                                                BANKOMAT 24  Sp. z o.o.
/s/ ROGER HEINZ                                 Al. Jerozolimskle 65/79
---------------------------                       LIM suite 1218
Roger Heinz                                       00-697 Warszawa
                                                  Tel.: 630-68-70/71
Sales Director                                    NIP: 526-10-30-333

AT&T GIS Polska Sp. z o.o.                      / /
                                                   -----------------------